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                                                                 Exhibit 10.23


                      THE CHARLES RIVER LABORATORIES, INC.

                            EXECUTIVE LIFE INSURANCE/

                       SUPPLEMENTAL RETIREMENT INCOME PLAN


                              Amended and Restated

                            Effective January 1, 1998

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                      THE CHARLES RIVER LABORATORIES, INC.

                            EXECUTIVE LIFE INSURANCE/

                       SUPPLEMENTAL RETIREMENT INCOME PLAN

1. AMENDMENT AND RESTATEMENT. This Plan amends and restates, effective January 1, 1998, The Charles River Laboratories, Inc. Executive Life Insurance/Supplemental Retirement Income Plan (the "Plan") (previously referred to in some prior documents as The Charles River Breeding Laboratories, Inc. Executive Supplemental Insurance Plan). This Plan is the only such plan maintained by the Charles River Laboratories, Inc.

2. PURPOSE. Charles River Laboratories, Inc. (the "Company") has adopted this Plan for a select group of management employees in order to (a) attract, retain and motivate qualified management employees, (b) facilitate the retirement of such employees, and (c) in certain cases, provide survivor income for the beneficiaries of such employees. The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 40l(a)(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

3. ADMINISTRATION. The Plan will be administered by a Committee of not less than three officers or directors of the Company who will be appointed from the Board of Directors of the Company and who will serve at the pleasure of the Board. The Committee will have authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith. All interpretations, decisions and determinations made by Committee will be binding on all persons concerned. No member of the Committee who is a Participant in

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this Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself (or to himself and his beneficiaries).

4. PARTICIPATION. The Participants in the Plan will be such management employees as may be selected from time to time by the Committee and approved by the Board. Each Participant will be designated by the Committee as belonging to either Group A or Group B or Group C for purposes of determining the Participant's Vested Percentage under Section 7(c) below. A Participant may be moved from Group B or Group C to Group A, or from Group C to Group B at the discretion of the Committee, but no Participant shall be moved from Group A to Group B or Group C or from Group B to Group C. The Committee may terminate an employee's participation in the Plan (while he is still an employee), but no such action will reduce the Company's obligation to any Participant below the amount to which he would be entitled under the Plan as in effect immediately prior to such action if his employment then terminated.

5.   LIFE INSURANCE BENEFIT.

     (a) The Company (or the Trustee, if applicable) will purchase and maintain one or more insurance policies on the life of each Participant which, upon death of the Participant (and subject to Section 5(b) below), will pay directly to the Participant's beneficiary an amount equal to

          (1) in the case of a Participant who dies while employed by the Company, the excess of (A) four times his Current Compensation, over (B) $50,000, and

          (2) in the case of a Participant who dies after his employment with the Company has terminated, subject to the provisions of subsection (b) below, the excess of (A) four times his Current Compensation times his Vested Percentage, as of the date his employment with the

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               Company terminates or the date participation in the Plan
               terminates, if earlier, over (B) $50,000.

          The Company (or the Trustee if applicable) shall be the sole and absolute owner of any policy so purchased, and it may exercise all ownership rights granted to the owner by the terms of the policy, except as may otherwise be provided in the Plan.

          On or before the due date of each policy premium, the Company shall pay the premium amount, if any, to the insurer, or in the event the policy has been assigned to the Trustee, the Company shall pay such premium amount to the Trustee for payment to the insurer.

          The Company and Participant shall take all necessary action to cause the policy to comply with the provisions of the Plan. The Company and the Participant shall execute such policy endorsements, split ownership agreements, and/or such other documents as shall be necessary or appropriate so that, to the maximum extent possible and practicable, the death proceeds on each policy are paid directly by the insurer to the one or more beneficiaries designated by the Participant in accordance with Section 5.

          If, in addition, or in lieu of the foregoing, the insurer requires specific direction from the Company or Participant (or such Participant's beneficiary) as to how the proceeds are to be paid, the Company shall have the right to make such direction, or if the policies have assigned such policies to the Trustee, the Trustee shall have the right to make such direction, and the Participant (or the Participant's beneficiary) shall execute any documents as shall be required by the insurer to effect such direction.

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     (b)  As of the date of a Participant's supplementary retirement income payments under Section 6 below begin (or, in the case of a Participant who is not entitled to receive any supplementary retirement income payments under Section 6, as of the date immediately following the date of such Participant's termination of employment with the Company), (i) the Company's obligations under this Section 5 to purchase and maintain insurance or otherwise provide a death benefit with respect to the Participant shall cease, (ii) the Participant will have no further rights under this Section 5 or under any insurance policy purchased hereunder, and (iii) if the Company (or, if applicable, the Trustee of Grantor Trust described in Section 7 below) in its discretion decides to continue to maintain any insurance policies on the life of the Participant purchased under this Section 5 beyond the applicable date described above in this Section 5(b), the Company (or, if applicable, the Trustee) and, if required by any such policies, the Participant, shall take all steps necessary to name the Company (or Trustee) as the sole beneficiary of such policies as of such date. In addition, the company reserves the right to withhold the Participant's supplementary retirement income payments under Section 6 until the Participant takes such steps described in the preceding sentence.

    (c) A Participant may designate one or more beneficiaries entitled to receive benefits under this Section 5 in the event of his death on a form satisfactory to the company and the insurance company or companies issuing the policy or policies on his life hereunder, HOWEVER, the Participant shall have no other rights or incidence of ownership in any such policy. It is intended that any death benefit payable under an insurance policy purchased under this Section 5 will not be includible in the income of the beneficiary for federal income tax purposes, but that the one year term cost of such life insurance protection, as determined under the applicable provisions of the Internal Revenue Code and the regulations and rulings thereunder, will be

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          includible in the gross income of a Participant while he has the right to name a beneficiary entitled to receive the death benefit.

     (d) A Participant shall cooperate fully with the Company in connection with any such policy by submitting to such medical examinations and providing such information as may be required from time to time by the Company or an insurance company.

     (e) The insurer shall be fully discharged from its obligations under the policy by payment of the policy death benefit to the beneficiaries and the Company named in the policy, subject to the terms and conditions of the policy. In no event shall the insurer be considered a party to the Plan. No provision of the Plan, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the insurer as expressly provided in the policy, except insofar as the provisions of the Plan are made a part of the policy by the beneficiary designation, endorsement or other documents described in (a) or (c) as filed with the insurer.

     (f) Notwithstanding any provision contained in the Plan to the contrary, a Participant shall have the right to name the beneficiary of the life insurance death benefits provided under the Plan.

     (g) The Company may apply for any policy in the name of the Trustee as owner or assign ownership of any policy to the Trustee. If the Trustee is or becomes the owner of any policy, it shall have all ownership rights granted to the Company in the foregoing provisions of this
          Section 5. Ownership of any policy by the Trustee shall not relieve the Company of any obligations it may have under the foregoing provisions of this Section 5 or from receiving any policy death proceeds to which it is entitled under such provisions. Any death proceeds received by the Trustee from any such policy which would

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          be payable to the Company or a Participant's beneficiary, shall be so paid by the Trustee promptly after its receipt of such proceeds so that such proceeds constitute life insurance proceeds under the Internal Revenue Code.

6.   SUPPLEMENTARY RETIREMENT INCOME AFTER TERMINATION OF EMPLOYMENT.

     (a) A Participant whose employment with the Company terminates for reasons other than death and who survives to the date determined by the Committee for the commencement of benefits under (b) below will be entitled to a monthly supplementary retirement benefit equal to the Participant's Supplementary Formula Amount, minus the Participant's Pension Offset Amount, minus the Participant's Social Security Offset Amount determined as of the first of the month in which the particular payment is to be made,

     (b) Supplementary payments to the Participant under this Section 6 will begin on the first day of such month as may be determined by the Committee in its sole discretion, provided that such benefit may commence

          (1) no earlier than the first day of the month coinciding with or next following the later of the date the Participant attains age 59 and the date his employment with the Company terminates, and

          (2) no later than the first day of the month coinciding with or next following the later of the date the Participant attains age 65 and the date his employment with the Company terminates.

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     (c)  Once begun, supplementary payments to the Participant under this
          Section 6 shall be made monthly in the form of a 15 year certain and continuous annuity with a 50% surviving spouse feature. This form of payment provides payments for the life of the Participant, but in any event, for a minimum of 15 years from the date the first payment is made. If the Participant dies prior to the expiration of such 15-year period, his Surviving Spouse or, if there is no Surviving Spouse, his designated beneficiary, will receive a monthly amount for the remainder of the 15-year period equal to the monthly amount that would be payable to the Participant under this Section 6 if he were still alive on the date payment is to be made to the Surviving Spouse or the other beneficiary. A Participant may designate a beneficiary entitled to receive benefits under this Section 6 for the balance of the 15-year period in the event there is no Surviving Spouse, in writing on a form satisfactory to the Company. If, after the death of a Participant during the 15-year period there is no Surviving Spouse or designated beneficiary, the present value of the monthly supplementary retirement benefits remaining to be paid during the 15-year period, determined using the Actuarial Equivalent Assumptions, shall be paid as soon as practicable to the Participant's estate. Beginning with the first day of the month next following the later of (i) the Participant's death and (ii) the expiration of the 15-year period described above, the Surviving Spouse (determined as of the date of the Participant's death), if any, of a Participant who was receiving monthly payments under this Section 6 shall receive a monthly amount equal to 50 % of the amount that would be payable to the participant under this Section 6 if he were still alive on the date payment is to be made to the Surviving Spouse. Such payments to the Surviving Spouse shall continue each month for the life of the Surviving Spouse.

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7.   CERTAIN DEFINITIONS. For purpose of this Plan,

     (a) A Participant's "Current Compensation" is (i) in the case of a Participant who dies while still employed by the Company, the annual rate of base salary, payable to the Participant in the calendar year of his death plus 100% of the target incentive compensation (as determined by the Company pursuant to its incentive compensation plans as in effect form time to time) for the salary grade of the Participant at the time of his death, and (ii) in the case of a Participant who dies after his employment with the Company has terminated, the amount that would be considered to be his Current Compensation under (i) above if he had died while an employee of the Company on the date his employment otherwise terminated.

     (b) A Participant's "Supplementary Formula Amount" is equal to the product of (i) the Participant's Vested Percentage determined as of the later of the Participant's Termination Date as defined in the 1999 Charles River Laboratories Officer Separation Plan or in the Participant's individual severance agreement, if applicable, or the date his active employment with the Company ceases, (ii) his Average Annual Compensation determined as of the Termination Date, (as defined in (i), and (iii) his Target Percentage determined as of the first date on which monthly supplementary retirement payments are to be made to the Participant under Section 6 above.

     (c) A Participant's "Vested Percentage" at any point in time is determined according to the applicable schedule below, based on whether he is a member of Group A or Group B on Group C and on his years of service with the Company (as such Years of Service for vesting purposes are computed under The Pension Plan, and including any period of severance, as of the date of determination):

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                                     GROUP A

          Years of Service                          Vested Percentage
          ----------------                          -----------------
          Less than 5                                 0%
          5 but less than 6                          50%
          6 but less than 7                          60%
          7 but less than 8                          70%
          8 but less than 9                          80%
          9 but less than 10                         90%
          10 or more                                100%

                                     GROUP B

          Years of Service                          Vested Percentage
          ----------------                          ------------------
          Less than 5                                 0%
          5 but less than 6                          25%
          6 but less than 7                          30%
          7 but less than 8                          35%
          8 but less than 9                          40%
          9 but less than 10                         45%
          10 but less than 11                        50%
          11 but less than 12                        60%
          12 but less than 13                        70%
          13 but less than 14                        80%
          14 but less than 15                        90%
          15 or more                                100%

                                     GROUP C

          Years of Service                          Vested Percentage
          ----------------                          ------------------
          Less than 5                                 0%
          5 but less than 6                          25%
          6 but less than 7                          30%
          7 but less than 8                          35%
          8 but less than 9                          40%
          9 but less than 10                         45%
          10 but less than 11                        50%
          11 but less than 12                        55%
          12 but less than 13                        60%
          13 but less than 14                        65%
          14 but less than 15                        70%
          15 but less than 16                        75%
          16 but less than 17                        80%
          17 but less than 18                        85%
          18 but less than 19                        90%
          19 but less than 20                        95%
          20 or more                                100%

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          With regard to any Group C Participant, the Board may approve the granting of additional Years of Service for purposes of determining such Participant's vested Percentage.

          Notwithstanding the above schedules, however, upon a Change of Control the Vested Percentage of a Participant who became a Participant prior to January 1, 1999 and who is employed by the Company on the date of such Change of Control will be 100%, provided, however, that if a change of Control occurs and if Participant's employment with the Company is terminated by the Company for a reason other than cause prior to the date upon which the Change of Control occurs, and the Participant reasonably demonstrates that such termination of employment (I) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, then such Participant's Vested Percentage will be 100%.

          A Participant who became a Participant on or after January 1, 1999 and who is employed by the Company on the date of such Change of Control will be 5% vested for each full or partial year of service with the Company.

     (d) A Participant's "Average Annual Compensation" is the average of the amounts payable as cash compensation for services performed and shown as wages on copies of Form W-2 which was filed by the Company with the Internal Revenue Service with respect to the Participant for the five consecutive calendar years for which the aggregate wages were higher than for any other five consecutive years, plus any amounts deferred under Code Section 401(k) or Code Section 125.

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     (e)  A Participant's "Target Percentage", is determined according to the following schedule, based on his attained age as of the date that the first monthly supplementary retirement payment is to be made to him under Section 6 above:

          Attained Age as of
          Payment Commencement     Target Percentage
          --------------------     -----------------
          59 but not 60            46%
          60 but not 61            49%
          61 but not 62            52%
          62 or over               55%

     (f) A Participant's "Tension Offset Amount" is the amount that would be payable to the Participant under The Pension Plan, beginning on the date monthly supplementary retirement payments to the Participant are to begin under Section 6(b) above, in the form of an annuity which, in the case of a Participant who is married at the time his monthly supplementary retirement payments are to begin, will pay an amount to the Participant for his life and an equal amount to his Surviving Spouse, if any, for the Spouse's life, and in the case of a Participant who is not married at the time his monthly supplementary retirement payments are to begin, will pay an amount for life of the Participant only, regardless of when and in what form benefits under The Pension Plan begin.

     (g) A Participant's "Social Security Offset Amount" is equal to (i) in the case of a monthly supplementary retirement payment to be made to a Participant (or Surviving Spouse or other beneficiary) prior to the date on which the Participant attains (or would have attained) age 62, zero, (ii) in the case of

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          a monthly supplementary retirement payment to be made to a Participant
          (or Surviving Spouse or other beneficiary) who has attained (or would have attained) age 62 and whose monthly supplementary retirement payment first began prior to his attaining age 62, 50% of the monthly Social Security Benefit which the Participant would receive, had he begun to receive such Social Security benefit at age 62, and (iii) in the case of a monthly supplementary retirement payment to be made to a Participant (or Surviving Spouse or other beneficiary) who has (or had) attained age 62 and whose supplementary monthly retirement payments first began on or after the date the Participant attained age 62, 50% of the amount of monthly Social Security Benefit that the Participant would receive if he had begun to receive such Social Security Benefit on the date the Participant's monthly supplementary retirement payments began. Social Security Benefit shall mean the annual Social Security benefit, which reflects any reduction for commencement prior to a Participant's Social Security Retirement Age as determined under the Social Security Act in effect on the January 1 preceding the date benefits are assumed to commence under (ii) or
          (iii) above, and based upon the following assumptions:

          (1) the Participant had no earnings during the calendar year which includes the date his employment with the Company terminates, or in any subsequent calendar year; and

          (2) the Participant's earnings in each prior year are equal to the maximum amount of wages subject to old age survivor and disability insurance tax under the Federal Insurance Act.

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     (h)  A "Change of Control" shall mean a change of control as defined in the attached Schedule A hereto which occurs after the effective date of this restatement.

     (i) "The Pension Plan" is the Charles River Laboratories, Inc. Pension Plan (Restated) as from time to time amended and in effect.

     (j) The "Spouse" or "Surviving Spouse" is the spouse as described in The Pension Plan as may be amended from time to time, for purposes of the qualified joint and survivor annuity. However, in the event The Pension Plan is no longer in existence, Spouse or Surviving Spouse shall mean the individual to whom the Participant is married to at the time of the Participant's death.

     (k) The "Actuarial Equivalent Assumptions" means an interest rate equal to the annual rate of interest on 30-year Treasury Constant Maturities for the second full calendar month prior to the date of determination and a mortality table based on a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates from the 1983 Group Annuity Mortality Table.

     (l) The "Trustee" is the trustee from time to time of the trust described in Section 8 below.

8.   NATURE OF CLAIM FOR PAYMENTS.

     (a) Except as herein provided the Company shall not be required to set aside or segregate any assets of any kind to meet its obligations hereunder. A Participant shall have no right on account of this Plan in or to any specific assets of the Company (other than rights with respect to life insurance

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          policies purchased under Section 5 above). Any right to any payment that a Participant may have on account of the Plan shall be those of a general, unsecured creditor of the Company.

     (b) The Company shall establish, a trust of which the Company is treated as the grantor under Subpart E of Subchapter J, Chapter I of the Internal Revenue Code (a "Grantor Trust"). The Company shall deposit funds with the trustee of the Grantor Trust (the "Trustee") to facilitate payments under the Plan.

          The Company shall assign to the Trustee any life insurance policies purchased under Section 5 which have not yet been so assigned. The Company shall also deposit with the Trustee no later than January 30 of each calendar year amounts equal to (a)-(b) below:

          (1) the present value, determined as hereinafter provided, of all vested benefits under the Plan as determined as of December 31 of the preceding year, including benefits in pay status and benefits that may become payable in the future with respect to Participants and their beneficiaries and any premiums required to purchase and maintain life insurance policies under Section 5 above, less

          (2) the value of all assets held in the Trust (using the cash surrender value as the value of any life insurance policy held in the Trust) determined as of the preceding December 31.

     (c) Notwithstanding the above, in the event of a Change of Control, the Company shall, within 30 days of such Change of Control, contribute to the Grantor Trust the present value of all benefits under the Plan that are or that became immediately vested as a result of the Change of Control.

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          The present value of benefits payable in the Plan shall be determined by using the Actuarial Equivalent Assumptions, provided that a Participant's compensation shall not be projected forward beyond the Change of Control for purposes of determining the present value of benefits for the required contribution to the Grantor Trust upon a Change of Control

     (d) In the event a Participant's employment with the Company is terminated within two years of the Change of Control for any reason other than a conviction or a plea of "no lo contende" for a crime against the company or its employees, the present value of the Participant's benefits under this Plan shall be immediately payable (within 60 days) in the form of a single lump sum payment. The present value of the Participant's benefit will be calculated using the Participant's Termination Date, as defined in the 1999 Charles River Laboratories Officer Separation Plan or in the individual severance agreements, if applicable.

     (e) In the event the Company obtains an opinion of counsel acceptable to itself and the Trustee that under existing law the Plan would be deemed "funded" for purposes of Title I of ERISA by reason of the Trust, or that amounts held in the Trust or contributed thereto, or earning thereon (other than amounts allocable to the one-year term cost of any life insurance purchased a under Section 5 above, as determined under the Internal Revenue Code or regulations or rulings thereunder) would be includible in the income of Participants or their beneficiaries prior to distribution from the Grantor Trust, and as a result thereof the Grantor Trust is terminated or revoked, the Company shall promptly (within 60 days of such determination) pay out to the Participants (or, if any or the Participants has died, to the persons or

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          persons entitled to receive survivor benefits under (Section 6(c)
          above) all benefits payable to the Participants as though the employment of each Participant had been terminated within the two years following the Change in Control as described in Section 8 (d) above. Present values under paragraph 8 (d) and (e) above shall be determined using the Actuarial Equivalent Assumptions.

In all events, the Company shall remain ultimately liable for the benefits payable under this Plan, and to the extent the assets at the disposal of the Trustee are insufficient to enable the Trustee to maintain any insurance policy or pay any retirement or survivor benefit hereunder, the Company shall pay any and all such premiums and any and all such retirement and survivor benefits necessary to meet its obligations under the Plan.

9. ASSIGNMENT. The interest hereunder of any Participant or beneficiary (including & Surviving Spouse) will not be alienable by the Participant or beneficiary by assignment or any other method and will not be subject to be taken by his creditors by any process whatsoever, and any attempt to cause such interest to be so subjected will not be recognized, except to such except to such extent as may be required by law.

The obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

10. NO CONTRACT OF EMPLOYMENT. The Plan will not be deemed to constitute a contract of employment between the Company and any Participant, or to be consideration for the employment of any Participant. The Plan will not be deemed to give any Participant the right to be retained in the employ of the Company and the Company reserves the right to discharge any Participant at any time.

11. AMENDMENT. The Plan (including the attached Schedule A) may be altered, amended or revoked in writing by the Company at any time, but no such action may reduce the Company's obligation with respect to a Participant who is then still employed by the Company below the amount to which he would be entitled under the Plan as in effect immediately prior to such action if his employment then terminated, and no such action may reduce the Company's obligation with respect to a Participant whose employment with the Company has already then terminated.

12. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts to the extent not preempted by federal law.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this amended and restated Plan, this 26th day of January, 1999.


CHARLES RIVER LABORATORIES, INC

By: /s/ JAMES C. FOSTER
   ----------------------------

Title: President & CEO
       ------------------------

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                                   SCHEDULE A

                          Change of Control Definition

"Change of Control" shall mean the occurrence of any one of the following:

     (a) Acquisition by any person, corporation, partnership limited liability company or other entity (a "Person," which term shall include a group within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (within the meaning of the Exchange Act), directly or indirectly of (i) any shares of common Stock or other equity securities of the Company (the "Company Equity Securities") or (ii) 25% or more of the then outstanding shares of common stock of the Parent (the "Parent Outstanding Common Stock") or the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of the directors (the "Parent Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any such acquisition of Company Equity Securities by the Parent,
(ii) any such acquisition of Parent Outstanding Common Stock or Parent Outstanding Voting securities by or directly from the Parent or by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any affiliate the Parent; or

     (b) Failure for any reason of individuals who as the date hereof constitute the board of directors (the "Incumbent Board") of the Parent or of the Company to constitute at least two-thirds of the board of directors of the respective company; provided, however, that any individual becoming a director whose subsequent to the date hereof whose election or nomination for election was approved by a vote of at lease two-thirds the Incumbent Board of the Parent or the Company, as appropriate, shall be considered as though such individual were a member of the Incumbent Board of the Parent or of the Company, respectively, by excluding, for this purpose, any such individual whose initial assumption of office occurs (i) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the

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Parent or (ii) in contemplation of a Business Combination (as defined below); or

     (c) Approval by the stockholders or board of directors of the Parent of a reorganization, recapitalization, merger or consolidation or sale or other disposition of all or substantially all of the assets in one or a series of transactions (a "Business Combination") of the Parent or approval by the board of directors of the Parent or the stockholders or board of directors of the Company of a Business Combination of the Company, in each case, unless, following such Business Combination, (i) all or substantially all of the beneficial owners of the Parent Outstanding Common Stock and Parent Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 70% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities, as the case may by, of the Person which results from such Business Combination or which as a result of such transaction owns the Parent or all or substantially all of Parent's assets either directly or through one or more subsidiaries in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Parent Outstanding Common Stock and Parent Outstanding Voting Securities, as the case may be, (ii) all of the Company Equity securities are owned by the Parent or one of its wholly owned Subsidiaries, (iii) no Person (excluding any corporation resulting from such Business Combination of the Parent) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination of the Parent or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination of the Parent and (iv) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board of the Parent or the Company at the time of the execution of the initial agreement, or of the action or the board or stockholders, providing for such Business Combination of the Parent or of the Company, respectively; or

                                       20
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     (d)  Approval by the board of directors or the stockholders of the Parent of a complete liquidation or dissolution of the Parent or approval by the board or directors of the Parent or the board of directors or stockholders of the Company of a complete liquidation or dissolution of the Company; or

     (e) Occurrence of any event, or the approval by the board of directors or stockholders of the Parent or of the Company of any event, which would require the Parent or the Company to file a Current Report on form 8-K pursuant to
Section 13 or 15(d) of the Exchange Act, regardless of whether the Parent or the Company is a reporting company subject to the requirements of the Exchange Act.

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                      THE CHARLES RIVER LABORATORIES, INC.
          EXECUTIVE LIFE INSURANCE/SUPPLEMENTAL RETIREMENT INCOME PLAN

                         Restated as of January 1, 1998

                               AMENDMENT NUMBER 1

     Charles River Laboratories, Inc. hereby amends the Charles River Laboratories, Inc. Executive Life Insurance/Supplemental Retirement Income Plan (the "Plan"), effective July 8, 1999, as follows:

1. Section 7(c) of the Plan is hereby amended to delete the last two paragraphs of such section and replace such paragraphs with the following:

     Notwithstanding any provision in the Plan or Grantor Trust to the contrary, a Change in Control shall not in any way affect a Participant's Vested Percentage.

2.   Section 7(k) of the Plan shall be deleted in its entirety.

3.   Section 8(c) shall be replaced in its entirety with the following:

     Within 30 days of a Change in Control, the Company shall contribute to the Grantor Trust the amount set forth in Section 8(b) except that such calculation shall be performed as of the date of the Change in Control.

     For purposes of calculating the Company's funding obligation under this
     Section 8(c) and Section 8(b), the present value of benefits payable in the future shall be determined using appropriate assumptions then used under The Pension Plan; PROVIDED that a Participant's compensation shall not be projected forward beyond the year of the Change of Control for purposes of determining such present value of benefits for the required contribution to the Grantor Trust upon a Change in Control

4.   The following new Section 13 shall be added to the Plan to read as follows:

     13. INTERNAL REORGANIZATION AND SUCCESSOR SPONSORSHIP. Notwithstanding any provision to the contrary, the transfer of substantially all of the assets of the Company to a direct or indirect wholly owned subsidiary of Bausch & Lomb Incorporated shall not constitute a Change in Control. The transfer of a participant from being an employee of the Company or its related businesses to an employee of a direct or indirect wholly owned subsidiary of Bausch & Lomb Incorporated as a result of the transaction described in the immediately preceding sentence shall not be treated as a termination of employment with the Company for purposes of this Plan. A company that is the successor to substantially all of the assets of the Company may assume sponsorship and all assets and liabilities pertaining to the Plan.